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                                                                    EXHIBIT 5(a)



                   [LETTERHEAD OF BURNET, DUCKWORTH & PALMER]

                                     DRAFT


February 19, 1998

Denbury Resources Inc.
17304 Preston Road, Suite 510
Dallas, Texas
U.S.A.  75252

Dear Sirs:

RE:      OFFERING OF COMMON SHARES OF DENBURY RESOURCES INC.

We have acted as Canadian counsel to Denbury Resources Inc., a Canadian corporation (the "Corporation"), in connection with the registration under the United States Securities Act of 1933, as amended (the "Act"), of an aggregate 5,530,780 Common Shares of the Corporation, without nominal or par value (the "Common Shares"), 4,557,200 of such Common Shares being offered in an underwritten public offering (the "Equity Offering"), 290,000 of such Common Shares to be purchased directly from the Corporation by entities affiliated with the Texas Pacific Group, the Corporation's largest shareholder (the "TPG Purchase") and 683,580 of such Common Shares being subject to an over-allotment option granted to the Underwriters (the "Over-Allotment Option") (the Equity Offering, the TPG Purchase and the Over-Allotment Option being herein collectively referred to as the "Offering"), all pursuant to a Registration Statement on Form S-3 (Registration No. 333-43207) as amended, filed with the Securities and Exchange Commission (the "Registration Statement"). We have also acted as Canadian counsel to the Corporation in connection with:

i. the related Underwriting Agreement in connection with the offering of a maximum aggregate of 5,240,780 Common Shares in connection with the Equity Offering (the "Underwriting Agreement") among the Corporation and Morgan Stanley & Co. Incorporated, acting separately on behalf of itself and the other underwriters and their Canadian affiliates named in the Underwriting Agreement and Schedules I and II thereto; and

ii. the Stock Purchase Agreement between the Corporation and TPG Partners, L.P. in connection with the TPG Purchase (the "Stock Purchase Agreement").

In connection therewith, we have examined:

i. the Articles of Amalgamation and the by-laws of the Corporation, in each case, as amended to date;

ii. copies of resolutions of the Board of Directors of the Corporation authorizing the issuance of the Common Shares and related matters;

iii.     the Registration Statement, and all exhibits thereto;

iv.      the Stock Purchase Agreement; and

v. such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained.

In conducting the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, notarial or true copies or reproductions or facsimiles thereof. As to various questions of fact material to this opinion, we have relied upon documents, records and instruments furnished to us by the Corporation, without independent verification of their accuracy.

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We are qualified to practice law in the Province of Alberta and our opinion herein is restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Based, in reliance upon, and subject to the foregoing, we are of the opinion that the Common Shares, when issued and delivered by the Corporation in accordance with the terms and conditions of the Underwriting Agreement and the Stock Purchase Agreement, respectively, and the Corporation has received payment in full of the purchase price therefor as specified in the Prospectus of the Corporation attached to and forming part of the Registration Statement as being the consideration for the Common Shares, will be validly issued as fully paid and non-assessable Common Shares of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Service and Enforcement of Legal Process" and "Legal Matters" in the Prospectus forming a part of the Registration Statement.

This opinion is being furnished for the sole benefit of the addressee hereof in connection with the Offering and may not be relied upon or distributed to any other person or entity or for any other purpose without our express prior written consent. This opinion is given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.

Yours very truly,



/s/ Chris Von Vegesack


Encl.